Exhibit 99

Restaurant Brands International Reports Full Year and Fourth Quarter 2015 Results

Oakville, Ontario – February 16, 2016 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2015.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International (“RBI”) commented, “We had a great first year as RBI, finishing the fourth quarter with strong results at both of our iconic brands, TIM HORTONS® and BURGER KING®. Successful product launches combined with significant net restaurant growth drove performance this year and our franchisees achieved meaningful levels of profitability. We continue to be excited about future opportunities at TIM HORTONS® and BURGER KING® and are committed to building long-term sustainable growth for years to come.”

Full Year 2015 Highlights

•	Tim Hortons (“TH”) comparable sales increased 5.6% and Burger King (“BK”) comparable sales increased 5.4% in constant currency

•	Delivered 155 net restaurant growth (NRG) at TH and 631 NRG at BK

•	System-wide sales grew 9.3% at TH and 10.3% at BK in constant currency

•	RBI Adjusted EBITDA grew 21.4% on an organic basis to $1,666.2 million versus prior year pro forma amount

•	RBI Adjusted Diluted EPS was $1.18 per share

•	Declared Restaurant Brands International Inc. dividends of $0.44 per share up 46.7% versus prior year declared dividends at Burger King Worldwide

Fourth Quarter 2015 Highlights:

•	TH comparable sales increased 6.3% and BK comparable sales increased 3.9% in constant currency

•	Delivered 69 NRG at TH and 334 NRG at BK

•	System-wide sales grew 12.4% at TH and 8.8% at BK in constant currency

•	RBI Adjusted EBITDA was up 25.4% on an organic basis to $442.6 million versus prior year pro forma amount

•	RBI Adjusted Diluted EPS was $0.35 per share

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Comparable Sales Growth (1)
TH (2)	6.3%	4.1%	5.6%	3.1%
BK	3.9%	3.0%	5.4%	2.1%

System Net Restaurant Growth (NRG)
TH (2)(4)	69	61	155	144
BK	334	412	631	705

System-wide Sales Growth (1)
TH (2)	12.4%	7.4%	9.3%	6.6%
BK	8.8%	7.7%	10.3%	6.8%

System-wide Sales (3) (in US$ millions)
TH (2)	$1,632.7	$1,675.9	$6,349.8	$6,616.0
BK	$4,353.2	$4,308.0	$17,303.7	$17,017.1

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	TH 2014 quarter and annual figures are shown for informational purposes only.
(3)	System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenue; however, our franchise revenues include royalties based on a percentage of franchise sales.
(4)	Store count excludes 398 and 413 limited service kiosks as of December 31, 2015 and 2014, respectively. NRG excludes limited service kiosks for the years ended December 31, 2015 and 2014. Commencing in the fourth quarter of 2015, we revised our presentation of restaurant counts to exclude limited service kiosks, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.

Consolidated Financial Highlights

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in US$ millions, except per share data)	2015	2014	2014 PF	2015	2014	2014 PF (7)
	(unaudited)			(unaudited)

RBI Total Revenues	$1,057.0	$417.8	$1,092.7	$4,052.2	$1,198.8	$4,200.3

RBI Net Income (Loss) Attributable to Common Shareholders	$51.7	$(510.8)	$(3.1)	$103.9	$(398.8)	$(166.6)

RBI Diluted Earnings (Loss) per Share Attributable to Common Shareholders	$0.25	$(2.50)	$(0.02)	$0.50	$(2.32)	$(0.82)

TH Adjusted EBITDA (5)	$243.4	$34.9	$208.8	$906.7	$34.9	$816.4
BK Adjusted EBITDA (5)	$199.2	$189.1	$189.1	$759.5	$726.0	$726.0

RBI Adjusted EBITDA (6)	$442.6	$224.0	$397.9	$1,666.2	$760.9	$1,542.4

RBI Adjusted Net Income (Loss) Attributable to Common Shareholders (6)	$165.7		$125.8	$561.1		$467.6

RBI Adjusted Diluted Earnings (Loss) per Share Attributable to Common Shareholders (6)	$0.35		$0.26	$1.18		$0.98

(5)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment profitability.
(6)	RBI Adjusted EBITDA, RBI Adjusted Net Income (Loss), and RBI Adjusted Diluted Earnings (Loss) per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.
(7)	Please refer to RBI’s Form 8-K filed on December 9, 2015 with pro forma financial information for RBI.

Strong comparable sales at both of our brands for 2015 resulted in RBI Adjusted EBITDA of $1,666.2 million, up 21.4% on an organic basis, excluding the impact of FX movements, and compared to prior year pro forma results. At TH, full year comparable sales growth of 5.6% combined with NRG of 155, resulted in 9.3% system-wide sales growth in constant currency. TH results were driven by continued strength in beverages as well as compelling new product offerings such as Nutella pockets and grilled wraps. At BK, comparable sales growth of 5.4% in conjunction with full year NRG of 631 led to BK system-wide sales growth of 10.3%. Comparable sales growth at BK was driven by successful new products and promotions such as the ‘2 for $5’ platform, Chicken Fries, including Buffalo and Fiery flavors, and the A.1. Halloween WHOPPER® sandwich.

TH Segment Results (2)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in US$ millions)	2015	2014	2014 PF	2015	2014	2014 PF
	(unaudited)			(unaudited)

Comparable Sales Growth (1)(2)	6.3%	4.1%	4.1%	5.6%	3.1%	3.1%
System-wide Sales Growth (1)(2)	12.4%	7.4%	7.4%	9.3%	6.6%	6.6%
System-wide Sales (2)(3)	$1,632.7	$1,675.9	$1,675.9	$6,349.8	$6,616.0	$6,616.0

System Net Restaurant Growth (NRG) (2)(4)	69	61	61	155	144	144
System Restaurant Count at Period End (4)	4,413	4,258	4,258	4,413	4,258	4,258

Sales (11)	$533.1	$92.8	$552.0	$2,074.3	$92.8	$2,188.6
Franchise and Property Revenues (11)	$238.4	$50.8	$266.5	$882.6	$50.8	$956.5

TH Total Revenues (11)	$771.5	$143.6	$818.5	$2,956.9	$143.6	$3,145.1

Cost of Sales (11)	$435.3	$92.1	$469.4	$1,728.1	$92.1	$1,873.0
Franchise & Property Expenses (11)	$100.0	$26.1	$131.5	$360.7	$26.1	$426.2
Segment SG&A (8)(11)	$24.6	$6.6	$48.9	$93.2	$6.6	$174.5
Segment depreciation and amortization (9)(11)	$28.2	$4.3	$35.9	$117.7	$4.3	$130.9
TH Adjusted EBITDA (5)(10)(11)	$243.4	$34.9	$208.8	$906.7	$34.9	$816.4

(8)	Segment selling, general and administrative expenses consists of segment selling expenses and segment management general and administrative expenses.
(9)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(10)	TH Adjusted EBITDA for the three months ended December 31, 2015 includes $3.6 million of cash distributions received from equity method investments, with no impact from acquisition accounting on cost of sales. TH Adjusted EBITDA for the year ended December 31, 2015 excludes $(0.5) million of acquisition accounting impact on cost of sales and includes $13.6 million of cash distributions received from equity method investments. TH pro forma Adjusted EBITDA for the three months and year ended December 31, 2014 includes $4.0 million and $14.1 million, respectively, of cash distributions received from equity method investments.
(11)	TH 2014 financials reflects results from 12/12/2014 to 12/31/2014.

TH full year system-wide sales growth of 9.3%, in constant currency, was driven by favorable comparable sales growth and NRG over the full year. In 2015, we achieved consolidated TH comparable sales growth of 5.6%, with TH Canada and TH US comparable sales growth of 5.5% and 6.4%, respectively. We achieved unit growth of 3.6% with NRG of 155 during the year. We ended the year with a TH restaurant count of 4,413.

Comparing to prior year pro forma results, fourth quarter TH Total Revenues grew 10.7% to $771.5 million while TH Adjusted EBITDA grew 36.9% to $243.4 million on an organic basis, excluding the impact of FX movements. For the full year, TH Total Revenues grew 8.8% to $2,956.9 million while TH Adjusted EBITDA grew 28.8% on an organic basis to $906.7 million.

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2015	2014	2015	2014
	(unaudited)		(unaudited)

Comparable Sales Growth (1)	3.9%	3.0%	5.4%	2.1%
System-wide Sales Growth (1)	8.8%	7.7%	10.3%	6.8%
System-wide Sales (3)	$4,353.2	$4,308.0	$17,303.7	$17,017.1

System Net Restaurant Growth (NRG)	334	412	631	705
System Restaurant Count at Period End	15,003	14,372	15,003	14,372

Sales	$22.7	$18.9	$94.7	$74.6
Franchise and Property Revenues	$262.8	$255.3	$1,000.6	$980.6

BK Total Revenues	$285.5	$274.2	$1,095.3	$1,055.2

Cost of Sales	$19.6	$16.6	$81.4	$64.3
Franchise & Property Expenses	$38.0	$38.4	$142.5	$152.9
Segment SG&A (8)	$40.2	$42.0	$159.0	$162.5
Segment depreciation and amortization (9)	$11.5	$11.9	$47.1	$50.5
BK Adjusted EBITDA (5)	$199.2	$189.1	$759.5	$726.0

BK delivered strong comparable sales growth and net restaurant growth in 2015 resulting in system-wide sales growth of 10.3% in constant currency versus prior year results. BK sales momentum was due to a well-balanced promotional mix and compelling product launches throughout the year. Full year global comparable sales growth of 5.4% was led by strong performances in U.S. and Canada (“US&C”), Europe, the Middle East, and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”). BK added 631 net new restaurants for the full year, ending the year with total restaurant count of 15,003, a 4.4% increase in total units versus the prior year unit count.

BK Q4 revenues grew 9.7% to $285.5 million, while BK Adjusted EBITDA grew 12.6% to $199.2 million, excluding the impact of FX movements. For the full year, BK Total Revenues grew 10.4% to $1,095.3 million, while BK Adjusted EBITDA grew 13.1% to $759.5 million, excluding the impact of FX movements.

Cash and Liquidity

As of December 31, 2015, total debt was $8.9 billion and net debt, after adjustment for $0.8 billion of cash and cash equivalents, was $8.2 billion, excluding original issue discounts. Our cash balance of $0.8 billion was down $1.0 billion versus the prior year, primarily as a result of excess cash on hand at the end of 2014 for the January 2015 tender offer to purchase approximately $1.0 billion of TH legacy notes.

On February 16, 2016, our Board of Directors declared a dividend of $0.14 per common share and Class B exchangeable partnership unit of Restaurants Brands International Limited Partnership for the first quarter of 2016. The dividend is payable on April 4, 2016, to shareholders of record at the close of business on March 3, 2016.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, February 16, 2016, to review financial results for the full year and quarter ended December 31, 2015. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Andrea John, Investor Relations

(905) 339-4940; investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

(905) 339-5815; media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with over $23 billion in system-wide sales and over 19,000 restaurants in approximately 100 countries and US territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s current expectations regarding expansion opportunities at TIM HORTONS® and BURGER KING® and its ability to build long-term sustainable growth for years to come, cost reduction efforts and efficiencies resulting from our restructuring plan and the reinvestment of resources generated from such efforts, and the incurrence of further TH transaction and restructuring costs after 2015. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under US federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

Pro Forma (PF) Financial Information

This press release contains pro forma financial information of Restaurant Brands International Inc. (“RBI”), Tim Hortons (“TH”) and Burger King Worldwide (“BKW”).

As discussed in our Form 8-K filed on December 9, 2015 with the Securities and Exchange Commission (“SEC”) and Canadian securities regulatory authorities (the “Pro Forma Form 8-K”), the historical results of operations for the year ended December 31, 2014 have been adjusted to give pro forma effect to those events that are directly attributable to (i) the BKW merger with TH (the “Combination”), (ii) our entry into a new $6,750.0 million term loan facility, (iii) our issuance of $2,250.0 million aggregate principal amount of second lien senior secured notes, (iv) our issuance of $3.0 billion of 9% cumulative compounding perpetual voting preferred shares and the warrant to purchase our common shares to a subsidiary of Berkshire Hathaway, Inc., (v) the repayment of $2,923.4 million of existing BKW indebtedness, (vi) extinguishment of approximately $1.0 billion of TH legacy notes (as detailed in the Pro Forma Form 8-K, (i) through (vi) collectively, the “Transactions”), (vii) the issuance of $1,250.0 million of first lien senior secured notes, and (viii) an amendment to our credit agreement and repayment of $1,550.0 million of our term loan facility (as detailed in the Pro Forma Form 8-K, (vii) and (viii), the “Refinancing”), as if the Transactions and Refinancing occurred on the first day of fiscal 2014.

The pro forma statements of operations in the Pro Forma Form 8-K include the impact of acquisition accounting adjustments resulting from the application of acquisition accounting to the Combination and adjustments to interest expense resulting from the Combination and Refinancing as if the Transactions and Refinancing occurred on the first day of fiscal 2014. For more information regarding the pro forma financial information, please refer to our Pro Forma Form 8-K.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2015	2014	2014 PF
Revenues:
Sales	$555.8	$111.7	$570.9
Franchise and property revenues	501.2	306.1	521.8

Total revenues	1,057.0	417.8	1,092.7

Cost of sales	454.9	108.7	486.0
Franchise and property expenses	138.0	64.5	169.9
Selling, general and administrative expenses	120.4	171.9	113.3
(Income) loss from equity method investments	(1.6)	3.7	0.6
Other operating expenses (income), net	23.3	171.6	26.1

Total operating costs and expenses	735.0	520.4	795.9

Income from operations	322.0	(102.6)	296.8
Interest expense, net	116.0	127.8	111.3
Loss on early extinguishment of debt	—	155.4	—

Income (loss) before income taxes	206.0	(385.8)	185.5
Income tax expense (benefit)	21.5	(4.5)	131.5

Net income (loss)	184.5	(381.3)	54.0

Net income (loss) attributable to noncontrolling interests	65.3	(430.7)	(10.4)
Preferred share dividends	67.5	13.8	67.5
Accretion of preferred shares to redemption value	—	546.4	—

Net income (loss) attributable to common shareholders	$51.7	$(510.8)	$(3.1)

Earnings (loss) per common share:
Basic	$0.25	$(1.60)	$(0.02)
Diluted	$0.25	$(2.50)	$(0.02)
Weighted average shares outstanding
Basic	206.9	319.1	202.1
Diluted	474.7	376.7	467.1
Cash dividends declared per common share	$0.13	$0.08

Memo: Basic earnings (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the three months ended December 31, 2015, diluted EPS of $0.25 per share assumes $64.8 million net income (loss) available to common shareholders and noncontrolling interests related to the Class B exchangeable limited partnership units of RBI LP (“Partnership exchangeable units”) and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings (loss) per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014	2014 PF
Revenues:
Sales	$2,169.0	$167.4	$2,263.2
Franchise and property revenues	1,883.2	1,031.4	1,937.1

Total revenues	4,052.2	1,198.8	4,200.3
Cost of sales	1,809.5	156.4	1,937.3
Franchise and property expenses	503.2	179.0	579.1
Selling, general and administrative expenses	437.7	345.4	422.7
(Income) loss from equity method investments	4.1	9.5	(3.6)
Other operating expenses (income), net	105.5	327.4	39.6

Total operating costs and expenses	2,860.0	1,017.7	2,975.1

Income from operations	1,192.2	181.1	1,225.2
Interest expense, net	478.3	279.7	452.3
Loss on early extinguishment of debt	40.0	155.4	—

Income (loss) before income taxes	673.9	(254.0)	772.9
Income tax expense	162.2	15.3	335.8

Net income (loss)	511.7	(269.3)	437.1

Net income (loss) attributable to noncontrolling interests	136.6	(430.7)	(212.7)
Preferred share dividends	271.2	13.8	270.0
Accretion of preferred shares to redemption value	—	546.4	546.4

Net income (loss) attributable to common shareholders	$103.9	$(398.8)	$(166.6)

Earnings (loss) per common share:
Basic	$0.51	$(1.16)	$(0.82)
Diluted	$0.50	$(2.32)	$(0.82)
Weighted average shares outstanding
Basic	203.5	343.7	202.1
Diluted	476.0	358.2	467.1
Cash dividends declared per common share	$0.44	$0.30

Memo: Basic earnings (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the twelve months ended December 31, 2015, diluted EPS of $0.50 per share assumes $133.2 million net income (loss) available to common shareholders and noncontrolling interests related to the Partnership exchangeable units and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings (loss) per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$757.8	$1,803.2
Restricted cash and cash equivalents	—	84.5
Trade and notes receivable, net of allowance of $14.2 million and $20.1 million, respectively	422.0	441.2
Inventories and other current assets, net	132.2	172.3
Advertising fund restricted assets	57.5	53.0
Deferred income taxes, net	—	86.6

Total current assets	1,369.5	2,640.8

Property and equipment, net of accumulated depreciation of $339.3 million and $225.1 million, respectively	2,150.6	2,436.5
Intangible assets, net	9,147.8	10,445.1
Goodwill	4,574.4	5,235.7
Net investment in property leased to franchisees	117.2	140.5
Other assets, net	1,051.6	444.4

Total assets	$18,411.1	$21,343.0

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$361.5	$223.0
Accrued advertising	45.2	25.9
Other accrued liabilities	441.3	335.6
Gift card liability	168.5	187.0
Advertising fund liabilities	48.4	45.5
Current portion of long term debt and capital leases	56.1	1,128.8

Total current liabilities	1,121.0	1,945.8

Term debt, net of current portion	8,462.3	8,826.5
Capital leases, net of current portion	203.4	243.7
Other liabilities, net	795.9	707.8
Deferred income taxes, net	1,618.8	1,982.8

Total liabilities	12,201.4	13,706.6

Redeemable preferred shares; $43.775848 par value; 68,530,939 shares authorized, issued and outstanding at December 31, 2015 and December 31, 2014	3,297.0	3,297.0

Shareholders’ Equity:
Common shares; no par value; unlimited shares authorized; 225,707,588 shares issued and outstanding at December 31, 2015; 202,052,741 shares issued and outstanding at December 31, 2014	1,824.5	1,755.0
Retained earnings	245.8	231.0
Accumulated other comprehensive income (loss)	(733.7)	(107.8)

Total Restaurant Brands International Inc. shareholders’ equity	1,336.6	1,878.2
Noncontrolling interests	1,576.1	2,461.2

Total shareholders’ equity	2,912.7	4,339.4

Total liabilities, redeemable preferred shares and shareholders’ equity	$18,411.1	$21,343.0

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$511.7	$(269.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	182.0	68.8
(Gain) loss on early extinguishment of debt	40.0	127.3
Amortization of deferred financing costs and debt issuance discount	34.9	60.2
(Income) loss from equity method investments	4.1	9.5
Loss (gain) on remeasurement of foreign denominated transactions	37.0	(6.2)
Amortization of defined benefit pension and postretirement items	(0.4)	(3.9)
Net losses (gains) on derivatives	53.6	297.5
Net losses (gains) on refranchisings and dispositions of assets	5.4	17.6
Bad debt expense (recoveries), net	4.1	1.9
Share-based compensation expense	50.8	43.1
Acquisition accounting impact on cost of sales	0.5	11.8
Deferred income taxes	(32.3)	(61.9)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Reclassification of restricted cash to cash and cash equivalents	79.2	(36.4)
Trade and notes receivable	(26.5)	(24.5)
Inventories and other current assets	9.2	(24.1)
Accounts and drafts payable	191.2	(17.9)
Accrued advertising	32.9	(35.9)
Other accrued liabilities	56.2	123.1
Other long-term assets and liabilities	(28.8)	(21.4)

Net cash provided by operating activities	1,204.8	259.3

Cash flows from investing activities:
Payments for property and equipment	(115.3)	(30.9)
Proceeds (payments) from refranchisings, disposition of assets and restaurant closures	19.6	(7.8)
Net payments for acquired and disposed franchisee operations, net of cash acquired	—	(3.9)
Net payment for purchase of Tim Hortons, net of cash acquired	—	(7,374.7)
Return of investment on direct financing leases	16.3	15.5
Settlement of derivatives, net	14.2	(388.9)
Other investing activities, net	3.7	(0.1)

Net cash provided by (used for) investing activities	(61.5)	(7,790.8)

Cash flows from financing activities:
Proceeds from term debt	—	6,682.5
Proceeds from Senior Notes	1,250.0	2,250.0
Proceeds from issuance of preferred shares, net	—	2,998.2
Repayments of term debt, Tim Hortons Notes and capital leases	(2,627.8)	(3,102.0)
Payment of financing costs	(81.3)	(158.0)
Dividends paid on common shares and preferred shares	(362.4)	(105.6)
Repurchase of Partnership exchangeable units	(293.7)	—
Proceeds from stock option exercises	3.0	0.5
Proceeds from issuance of shares	2.1	—
Excess tax benefits from share-based compensation	0.5	—
Other financing activities	(5.6)	—

Net cash provided by (used for) financing activities	(2,115.2)	8,565.6

Effect of exchange rates on cash and cash equivalents	(73.5)	(17.8)
Increase (decrease) in cash and cash equivalents	(1,045.4)	1,016.3
Cash and cash equivalents at beginning of period	1,803.2	786.9

Cash and cash equivalents at end of period	$757.8	$1,803.2

Supplemental cashflow disclosures:
Interest paid	$408.3	$199.9
Income taxes paid	$208.3	$35.2
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$16.7	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“impact of FX movements”).

System-wide sales represent sales at all Company restaurants and franchise restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Key Business Metrics by Brand Market

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2015	2014	2015	2014

System-wide Sales Growth
TH - Canada (a)	12.4%	7.0%	9.1%	6.1%
TH - US (a)	11.3%	9.1%	10.7%	10.5%
TH - International (a)	29.1%	33.9%	28.2%	38.2%
BK - US&C	2.8%	3.8%	5.7%	1.7%
BK - EMEA	14.5%	10.5%	14.6%	11.8%
BK - LAC	18.3%	13.7%	18.0%	13.3%
BK - APAC	16.0%	15.2%	15.7%	15.1%

Comparable Sales Growth
TH - Canada (a)	6.4%	4.1%	5.5%	2.9%
TH - US (a)	5.8%	5.1%	6.4%	4.9%
TH - International (a)	5.9%	1.7%	4.6%	2.9%
BK - US&C	2.8%	4.2%	5.7%	2.1%
BK - EMEA	4.6%	0.9%	4.5%	1.9%
BK - LAC	8.7%	2.0%	8.4%	0.9%
BK - APAC	4.4%	2.9%	3.4%	3.6%

System NRG
TH - Canada (a)	35	52	99	111
TH - US (a)	(8)	7	1	13
TH - International (a)	42	2	55	20
BK - US&C	37	38	1	(30)
BK - EMEA	100	171	275	352
BK - LAC	65	86	95	148
BK - APAC	132	117	260	235

(a)	TH 2014 quarter and annual figures are shown for informational purposes only.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, general and administrative expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2015	2014	2015	2014

Selling expenses	$2.4	$1.5	$13.7	$2.4

Management general and administrative expenses	62.4	47.1	238.5	166.7
Share-based compensation and non-cash incentive compensation expense	14.3	25.1	51.8	37.3
Depreciation and amortization	4.3	3.9	17.0	14.0
Tim Hortons transaction and restructuring costs	37.0	94.3	116.7	125.0

Total general and administrative expenses	118.0	170.4	424.0	343.0

Selling, general and administrative expenses	$120.4	$171.9	$437.7	$345.4

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2015	2014	2015	2014

Net losses on disposal of assets, restaurant closures and refranchisings (a)	$28.6	$9.1	$22.0	$25.4
Litigation settlements and reserves, net	(0.5)	0.2	1.3	4.0
Net losses on derivatives (b)	—	143.0	37.3	290.9
Foreign exchange net losses (gains) (c)	1.6	17.6	46.7	(3.8)
Other, net	(6.4)	1.7	(1.8)	10.9

Other operating expenses (income), net	$23.3	$171.6	$105.5	$327.4

(a)	Net losses on disposal of assets, restaurant closures and refranchisings consisted of net losses associated with refranchisings and net losses associated with asset disposals and restaurant closures.
(b)	During 2015, net losses on derivatives primarily reflects the reclassification of losses on cash flow hedges from accumulated other comprehensive income (loss) to earnings as a result of de-designation and settlement of certain interest rate swaps. During 2014, net losses on derivatives primarily reflects the change in fair value and deferred premium expense on derivatives related to the TH transaction which were entered into in order to align U.S. dollar denominated financing sources with the Canadian dollar purchase price obligations under the definitive agreement entered into with The TDL Group Corp.
(c)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures:

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, (income) loss from equity method investments, net of cash distributions received from equity method investments, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including acquisition accounting impact on cost of sales and Tim Hortons transaction and restructuring costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA and also excluding franchise agreement amortization, amortization of deferred financing costs and original issue discount, interest expense and loss (gain) on extinguished debt. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of foreign currency exchange rates. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended December 31, 2015

(Unaudited)

	Actual			Q4 ‘15 vs. Q4 ‘14		Impact of FX Movements	Organic Growth
(in US$ millions)	Q4 ‘15	Q4 ‘14		$	%	$	$	%
Calculation:		A		B		C	B-C=D	D/A
Revenue
TH	$771.5	$818.5	{a}	$(47.0)	(5.7)%	$(134.9)	$87.9	10.7%
BK	$285.5	$274.2		$11.3	4.1%	$(15.4)	$26.7	9.7%

RBI	$1,057.0	$1,092.7	{a}	$(35.7)	(3.3)%	$(150.3)	$114.6	10.5%

Adjusted EBITDA
TH	$243.4	$208.8	{a}	$34.6	16.6%	$(42.5)	$77.1	36.9%
BK	$199.2	$189.1		$10.1	5.3%	$(13.8)	$23.9	12.6%

RBI	$442.6	$397.9	{a}	$44.7	11.2%	$(56.3)	$101.0	25.4%

{a}	2014 TH Pro Forma

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Twelve Months Ended December 31, 2015

(Unaudited)

	Actual			2015 vs. 2014		Impact of FX Movements	Organic Growth
(in US$ millions)	2015	2014		$	%	$	$	%
Calculation:		A		B		C	B-C=D	D/A
Revenue
TH	$2,956.9	$3,145.1	{a}	$(188.2)	(6.0)%	$(465.1)	$276.9	8.8%
BK	$1,095.3	$1,055.2		$40.1	3.8%	$(69.8)	$109.9	10.4%

RBI	$4,052.2	$4,200.3	{a}	$(148.1)	(3.5)%	$(534.9)	$386.8	9.2%

Adjusted EBITDA
TH	$906.7	$816.4	{a}	$90.3	11.1%	$(144.8)	$235.1	28.8%
BK	$759.5	$726.0		$33.5	4.6%	$(61.9)	$95.4	13.1%

RBI	$1,666.2	$1,542.4	{a}	$123.8	8.0%	$(206.7)	$330.5	21.4%

{a}	2014 TH Pro Forma

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited)

(in US$ millions)	Three Months Ended December 31,
	2015	2014 PF

Segment Income:
TH	$243.4	$208.8
BK	199.2	189.1

Adjusted EBITDA	442.6	397.9

Share-based compensation and non-cash incentive compensation expense(2)	14.3	19.3
TH transaction and restructuring costs(3)	37.0	—
Impact of equity method investments(4)	2.0	4.6
Other operating expenses (income), net	23.3	26.1

EBITDA	366.0	347.9
Depreciation and amortization	44.0	51.1

Income from operations	322.0	296.8
Interest expense, net	116.0	111.3
Income tax expense	21.5	131.5

Net income	$184.5	$54.0

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited)

(in US$ millions)	Twelve Months Ended December 31,
	2015	2014 PF

Segment Income:
TH	$906.7	$816.4
BK	759.5	726.0

Adjusted EBITDA	1,666.2	1,542.4
Share-based compensation and non-cash incentive compensation expense(2)	51.8	39.1
Acquisition accounting impact on cost of sales	0.5	—
TH transaction and restructuring costs(3)	116.7	33.9
Impact of equity method investments(4)	17.7	10.2
Other operating expenses (income), net	105.5	39.6

EBITDA	1,374.0	1,419.6
Depreciation and amortization	181.8	194.4

Income from operations	1,192.2	1,225.2
Interest expense, net	478.3	452.3
Loss on early extinguishment of debt	40.0	—
Income tax expense	162.2	335.8

Net income	$511.7	$437.1

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended December 31,
	2015	2014 PF

Net income	$184.5	$54.0
Income tax expense	21.5	131.5

Income before income taxes	206.0	185.5
Adjustments:
Franchise agreement amortization	7.3	7.3
Amortization of deferred financing costs and original issue discount	9.9	8.2
Interest expense and loss on extinguished debt(1)	3.2	—
Share-based compensation and non-cash incentive compensation expense(2)	14.3	19.3
TH transaction and restructuring costs(3)	37.0	—
Impact of equity method investments(4)	2.0	4.6
Other operating expenses (income), net	23.3	26.1

Total adjustments	97.0	65.5
Adjusted income before income taxes	303.0	251.0

Adjusted income tax expense(5)	69.8	57.7

Adjusted net income	233.2	193.3

Preferred share dividends	67.5	67.5

Adjusted net income attributable to common shareholders	$165.7	$125.8

Adjusted diluted earnings per share	$0.35	$0.26

Diluted average shares outstanding	474.7	476.1

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Twelve Months Ended December 31,
	2015	2014 PF

Net income	$511.7	$437.1
Income tax expense	162.2	335.8

Income before income taxes	673.9	772.9
Adjustments:
Franchise agreement amortization	27.8	29.4
Amortization of deferred financing costs and original issue discount	34.9	32.8
Interest expense and loss on extinguished debt(1)	53.2	—
Share-based compensation and non-cash incentive compensation expense(2)	51.8	39.1
Acquisition accounting impact on cost of sales	0.5	—
TH transaction and restructuring costs(3)	116.7	33.9
Impact of equity method investments(4)	17.7	10.2
Other operating expenses (income), net	105.5	39.6

Total adjustments	408.1	185.0
Adjusted income before income taxes	1,082.0	957.9

Adjusted income tax expense(5)	249.7	220.3

Adjusted net income	832.3	737.6

Preferred share dividends	271.2	270.0

Adjusted net income attributable to common shareholders	$561.1	$467.6

Adjusted diluted earnings per share	$1.18	$0.98

Diluted average shares outstanding	476.0	476.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents (gain) loss on early extinguishment of debt, $3.2 million and $11.3 million of non-cash interest expense for the three and twelve months ended December 31, 2015, respectively, related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015 and $1.9 million of incremental interest expense for the twelve months ended December 31, 2015 related to the redemption of the Tim Hortons Notes and the March 2015 mandatory prepayment of our term loan.

(2)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2014 and 2015 cash bonus, respectively.

(3)	In connection with the Transactions and a series of post-closing transactions during 2015 that resulted in changes to our legal and capital structure, we incurred certain non-recurring financing, legal and advisory fees. We also incurred non-recurring costs to realign our global structure to better accommodate the needs of the combined business and support successful global growth. In addition, after consummation of the Transactions, we implemented a restructuring plan that resulted in work force reductions throughout our TH business and as a result incurred incremental costs. The restructuring is part of our on-going cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into our TH business. The non-recurring general and administrative expenses include financing, legal and advisory fees, severance benefits and other compensation costs, and training expenses. Lastly, in connection with the Refinancing, we incurred non-recurring financing, legal and advisory fees. We do not expect to incur any additional TH transaction and restructuring costs after 2015.

(4)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)	Adjusted income tax expense for the years ended December 31, 2015 and 2014, respectively, is calculated using RBI’s statutory tax rate in the jurisdiction in which the costs were incurred.